EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into as of _____ __, 20__, by and between SafeGuard Health Enterprises, Inc., a Delaware Corporation ("Corporation") and _____________ ("Employee").

The Corporation desires to have the benefits of Employee's knowledge and experience as a full time employee and considers such employment a vital element to protecting and enhancing the best interests of the Corporation, and Employee desires to be employed full time by the Corporation. The Corporation and Employee desire to enter into an agreement reflecting the terms under which the Corporation will employ Employee as a Vice President of the Corporation. Therefore, the Corporation and Employee agree to the following terms and conditions:

1. EMPLOYMENT SERVICES AND DUTIES. The Corporation agrees to employ and retain the services of Employee and Employee hereby agrees to continue employment with the Corporation under the terms of this Agreement. Employee agrees to faithfully perform his duties associated with the officer position set forth above, to the best of his ability and in the best interests of the Corporation.

2. TERM OF EMPLOYMENT. The term of this Agreement shall commence on the date of the execution of this Agreement and shall continue until the earlier of June 30, 2002, the date of Employee's death, or the date of termination pursuant to Sections 6 or 7 of this Agreement.

3. COMPENSATION TERMS. The Corporation agrees to compensate Employee for his services rendered under this Agreement as follows:

     3.1     Base  Salary.  Effective  _____  __, 20__, and for the remainder of
             ------------
the term of employment, Employee shall receive a base salary of $___,___ per year unless otherwise increased by approval of the Corporation's Compensation and Stock Option Committee (the "Committee").

     3.2     Bonuses.  Employee  shall  be  entitled to participate in an annual
             -------
bonus  plan  approved  by  the  Committee.

     3.3     Benefits.  Subject to satisfaction of all eligibility requirements,
             --------
Employee and his dependents shall be entitled to and shall receive any and all benefits generally available to executive employees of the Corporation, including participation in health, dental, vision and life insurance programs and retirement plans.

     3.4     Indemnification.  The  Corporation  shall  indemnify  Employee  in
             ---------------
accordance with the terms and conditions of its then current indemnification policies applicable to directors and/or officers of the Corporation.

4. EXPENSES. The Corporation authorizes Employee to incur reasonable and necessary expenses for promoting the business of the Corporation and its subsidiaries according to the policies of the Corporation with respect thereto.

5. VACATION. Employee shall be entitled to four weeks of paid vacation during any fiscal year. Such vacation shall be taken at such times as are mutually agreed upon by Employee and the Chief Executive Officer. It is agreed by the parties hereto that there shall be no carry-over of unused vacation in excess of two (2) weeks from any calendar year to the next calendar year while this Agreement is in effect.


                                  Exhibit 10.6

6.   TERMINATION  BY  CORPORATION.

     6.1     The  Corporation  may terminate Employee at any time without cause.

     6.2 The Corporation may terminate Employee for "Cause" which shall mean:

          6.2.1 The failure of Employee to render services to the Corporation in accordance with his employment duties, as determined by a majority of the independent directors of the Corporation's Board of Directors; or

          6.2.2 The commission by Employee of an act of fraud or embezzlement or an act in violation of his duties to the Corporation; or

          6.2.3 The death or "permanent disability" of Employee. Permanent disability shall occur if, during the term of this Agreement, Employee becomes physically or mentally disabled such that he is substantially unable to perform his duties hereunder and such disability continues for three (3) continuous months.

     6.3     Notice  of  Termination.  Any  termination  of  Employee  by  the
             -----------------------
Corporation shall be communicated by a written Notice of Termination to Employee. For purposes of this Agreement, a Notice of Termination shall specify the termination provision of this Agreement relied upon to effect such termination and shall set forth in reasonable detail the specific facts and circumstances claimed to provide a basis for termination of Employee as well as the date of termination.

7.   TERMINATION  BY  EMPLOYEE.

     7.1     Termination.
             -----------

          7.1.1 At any time, upon thirty (30) days advance written Notice of Termination delivered to the Chief Executive Officer of the Corporation, Employee may voluntarily terminate his employment with the Corporation.

          7.1.2 Upon thirty (30) days advance written Notice of Termination delivered to the Chief Executive Officer of the Corporation, Employee may terminate his employment at any time hereunder for "Good Reason" as is herein defined.

     7.2     Good  Reason  means:
             ------------

          7.2.1 The substantial diminution of Employee's authority or job responsibilities with the Corporation within one (1) year of a Change in Control as defined in Paragraph 7.3; or

          7.2.2 A failure by the Corporation to comply with any material provision of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by Employee to the Corporation.


                                  Exhibit 10.6

     7.3     "Change  in  Control"  occurs  if:
              -------------------

          7.3.1 Substantially all the assets of the Corporation are sold to, or the Corporation is merged with, any "person," as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, or (ii) any person or group becomes or is discovered to be a beneficial owner, as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, directly of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of Corporation's then outstanding securities, unless such person or group owns at least fifty percent (50%) of such voting power on the effective date of this Agreement, excepting therefrom any transaction as contemplated by this Paragraph 7.3.1 which involves CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P., and Jack R. Anderson or any combination of such entities or person.

          7.3.2 The transaction as set forth in that certain Term Sheet Agreement dated as of March 1, 2000, between the Corporation, various investors and lenders, is specifically excluded from the definition of Change in Control, above.

8.   PAYMENT  UPON  TERMINATION.

     8.1     Date.  The "Termination Date" shall be the effective date specified
             ----
in the Notice of Termination as provided for in Paragraphs 6.3, 7.1.1 and 7.1.2.

     8.2     Termination  by  Corporation.  In  the  event  the  Corporation
             ----------------------------
terminates Employee pursuant to Paragraphs 6.2.1 or 6.2.2, the Corporation shall pay to Employee his full salary through the Termination Date after which the Corporation shall have no further obligation in any form whatsoever to Employee under this Agreement.

     8.3     Permanent  Disability.  In  the  event  the  Corporation terminates
             ---------------------
Employee due to permanent disability pursuant to Paragraph 6.2.3, the Corporation shall pay to Employee his full salary through the Termination Date and fifty percent (50%) of Employee's annual salary then in effect, in equal amounts on regular payroll dates over a period of nine (9) months following termination. Such payments shall begin at the Corporation's next regular payroll date following the Termination Date.

     8.4     Termination  by  Corporation  or  Termination  by Employee for Good
             -------------------------------------------------------------------
Reason. If the Corporation terminates Employee's employment under Section 6.1, or if Employee terminates his employment for Good Reason under Sections 7.2.1 or 7.2.2, then;

          8.4.1 The Corporation shall pay Employee his full salary at the rate then in effect at the time of Notice of Termination and the prorata portion of his bonus through the Termination Date; and

          8.4.2 In lieu of any further compensation payments to Employee for periods subsequent to the Termination Date, the Corporation shall pay as severance pay to Employee an amount equal to one (1) times Employee's annual compensation rate then in effect, or the amount due under the remaining term of this Agreement, whichever is less, but in no event shall such amount be less than an amount equal to six (6) months of Employee's compensation rate then in effect. Such payments shall be made in substantially equal semimonthly installments on the fifteenth and last days of each month commencing with the month in which the Termination Date occurs and continuing for such period, as is applicable.


                                  Exhibit 10.6

     8.5     No  Duty  to  Mitigate.  Employee shall not be required to mitigate
             -----------------------
the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

9. CONFIDENTIAL INFORMATION. Employee agrees that he shall not, during the term of this Agreement, and for a period of three (3) years following its termination, absent the Corporation's written consent, disclose to any person, or otherwise use or exploit any non-public proprietary or confidential information of material significance to the Corporation and/or its affiliates, including without limitation trade secrets, customer lists, records of research, memoranda, proposals, reports, methods, processes, techniques, non-public financial information, contracts, negotiations, business plans and strategies, marketing data or other non-public information regarding the Corporation and/or any of its affiliates, their business, properties or affairs ("Confidential Information") obtained by him at any time prior to or subsequent to the execution of this Agreement, except to the extent required by his performance of his assigned duties for the Corporation, including its affiliates. Upon termination of employment, Employee shall surrender all Confidential Information and all other property belonging to the Corporation and its subsidiaries, it being understood by Employee that such documents are the sole property of the Corporation and that Employee shall not make any copies thereof. Additionally, the terms and conditions of this Agreement shall constitute Confidential Information and shall not be disclosed by Employee except in accordance with this Section 9.

10. NON-COMPETITION AND CONFLICTS OF INTEREST. During the term of this Agreement and for one (1) year after termination of this Agreement, Employee shall not work for, be a consultant to or provide any direct or indirect services to, nor make or cause to be made on his behalf, or maintain an investment in any business which is engaged, either in whole or in part, in any business which is competitive with or detrimental to any businesses of the Corporation, or its subsidiaries, except that Employee may make or maintain an investment of no more than one percent (1%) of any outstanding class of capital stock of any publicly traded Corporation, provided such class of capital stock is regularly traded by the public, without prior written permission of the Corporation.

11. SEVERABILITY. The provisions of this Agreement are severable. If a court of competent jurisdiction determines that any one or more provisions of this Agreement is invalid, void, or unenforceable, in whole or in part, it will be severed therefrom. The remaining provisions of this Agreement shall then continue in full force without being impaired or invalidated in any way.

12.  ASSIGNMENT;  BINDING  EFFECT.

     12.1     Assignability.  This  Agreement may be assigned by the Corporation
              -------------
to any successor to all or substantially all of the business and/or assets of the Corporation.

     12.2     Corporation's  Obligation  Upon  Assignment  or  Succession.  The
              -----------------------------------------------------------
Corporation shall require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Corporation or assignee of this Agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.


                                  Exhibit 10.6

13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided for herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. This Agreement supersedes all negotiations, prior discussions, and preliminary agreements. This Agreement may not be amended except in a writing executed by the Employee and the Corporation.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the application of conflicts of laws principles.

16. NOTICES. All notices, requests, demands and other communication required or contemplated under this Agreement, shall be in writing and shall be deemed to have been duly given when delivered personally or when enclosed in a properly sealed and addressed envelope, registered or certified, return receipt requested, and deposited, postage prepaid, in the United States mail.

Any notice given to the Corporation under the terms of this Agreement, shall be addressed to the Corporation as follows:

                       SafeGuard Health Enterprises, Inc.
                                  95 Enterprise
                          Aliso Viejo, California 92656
                Attention: President and Chief Executive Officer

Any notice to be given to Employee shall be addressed to the Employee's home address last shown on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other.

17. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

18. CONSTRUCTION. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions, section numbers, article numbers, and index appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Agreement nor in any way affect this Agreement.


                                  Exhibit 10.6

19. ARBITRATION. Any dispute regarding any aspect of this Agreement or any act that allegedly has or would violate any provision of this Agreement must be submitted to arbitration in Orange County, California, in accordance with the rules of the Judicial Arbitration and Mediations Service ("JAMS") as the exclusive remedy for such claim or dispute. Either party may invoke this clause by serving on the other, in writing, a request to arbitrate. Within thirty (30) days thereafter, either party may institute proceedings in superior court to enforce this clause by way of reference pursuant to Section 638 of the California Code of Civil Procedure. If the parties cannot mutually select a judge from the JAMS panel, the superior court shall make the selection. The decision of JAMS will be final and binding. The prevailing party in any such arbitration shall be entitled to reimbursement by the losing party for all costs and expenses incurred thereby, including but not limited to reasonable attorneys' fees.



IN WITNESS WHEREOF, the parties have duly executed this Agreement as of this ____ day of ___________, 20___.



EMPLOYEE                                  SAFEGUARD  HEALTH  ENTERPRISES,  INC.


___________________________________      By:___________________________________
Name                                     Title:________________________________

____________________________________     By:___________________________________
Address                                  Title:________________________________

____________________________________
City,  State,  Zip

____________________________________
Employee's  Social  Security  Number


                                  Exhibit 10.6